 PRIMESOURCE SURGICAL, INC. and subsidiaries PrimeSource Surgical, Inc. and Subsidiaries Consolidated Financial Statements as of June 30, 2000 and 1999, and for Each of the Three Years in the Period Ended June 30, 2000, and Independent Auditors' Report

INDEPENDENT AUDITORS’ REPORT

Board of Directors PrimeSource Surgical, Inc.

We have audited the accompanying consolidated balance sheets of PrimeSource Surgical, Inc. and subsidiaries (the Company) as of June 30, 2000 and 1999 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended June 30, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PrimeSource Surgical, Inc. and subsidiaries as of June 30, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2000 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, during the year ended June 30, 1998, the Company changed its method of accounting for the costs of start-up activities.

DELOITTE and TOUCHE LLP Phoenix, Arizona November 17, 2000 (except for Note 4 as to which the date is January 19, 2001)

CONSOLIDATED BALANCE SHEETS

-----------------------------------------------------------------------------------------------------------------------

AS OF JUNE 30, 2000 AND 1999

2000 1999
CURRENT ASSETS:
Cash and cash equivalents                                                          $      126,690     $      549,004
Accounts receivable, net of allowance for doubtful accounts
  of $427,000 (2000) and $606,000 (1999)                                                 7,396,800          6,145,667
Inventories, net                                                                         6,268,248          5,903,564
Income tax receivable                                                                      836,116
                                                                                           244,797
                                                                                  ----------------
Prepaid expenses and other current assets                                                           99,485
                                                                                 -                  ------

    Total current assets                                                               14,872,651         12,697,720

PROPERTY, PLANT, AND EQUIPMENT, net                                                        866,277            518,529

INTANGIBLE ASSETS, net of accumulated amortization
  of $1,070,888 (2000) and $232,897 (1999)                                             15,072,673         16,681,752

OTHER ASSETS                                                                               485,628            482,123
                                                                                 ------------------------------------

                                                                                   $  31,297,229      $  30,380,124
                                                                                 =================  ===============

CONSOLIDATED
BALANCE SHEETS

-----------------------------------------------------------------------------------------------------------------------
AS OF
JUNE 30, 2000 AND 1999 (Continued)

                                                                                       2000               1999
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                  $    6,260,934     $    3,231,106
Accrued expenses                                                                        1,258,197          1,974,446
Line of credit                                                                          7,157,714          6,459,261
Current portion of long-term debt                                                       1,150,003            900,000
Current portion of capital lease obligations
                                                                                ------------
                                                                                29,869             29,410
                                                                                --------           ------

    Total current liabilities                                                         15,856,717         12,594,223

CAPITAL LEASE OBLIGATIONS, net of current portion
                                                                                12,330             54,505

LONG-TERM DEBT, net of current portion                                                  2,837,387          3,975,009

COMMITMENTS AND CONTINGENCIES (Note 9)

PUT WARRANT OBLIGATION                                                                    267,000            143,000

SERIES
C REDEEMABLE, CONVERTIBLE PREFERRED STOCK; $0.001 par value; 14,000,000 shares authorized; 8,920,000 shares issued and outstanding; aggregate liquidation preference of

  $12,079,000 (2000) and $11,187,000 (1999)                                           11,946,600         10,991,119

STOCKHOLDERS' EQUITY:
Series
A convertible preferred stock; $0.001 par value; 800,000 shares authorized;
544,818 (2000) and 556,723 (1999) shares issued and outstanding; aggregate liquidation preference of

  $185,000 (2000) and $189,000 (1999)                                                     173,154            183,571
Series B convertible preferred stock; $0.001 par value; 2,551,430 shares authorized; 1,560,697 (2000) and 1,030,376 (1999) shares issued and outstanding; aggregate liquidation preference of
  $2,081,000 (2000) and $1,288,000 (1999)                                               1,926,749          1,022,389
Common stock, $0.001 par value; 30,000,000 shares authorized;
  3,862,242 (2000) and 4,590,068 (1999) shares issued and outstanding
                                                                                3,863              4,591
Additional paid-in capital                                                              1,548,065          2,347,218
Accumulated deficit                                                                   (3,274,636)           (935,501)
                                                                                ------------------ ------------------

    Total stockholders' equity                                                            377,195          2,622,268
                                                                                ------------------------------------

                                                                                  $  31,297,229      $  30,380,124
================= ===============

CONSOLIDATED STATEMENTS OF OPERATIONS

----------------------------------------------------------------------------------------------------------------------- FOR THE YEARS ENDED JUNE 30, 2000, 1999, and 1998
                                                                     2000               1999                1998

NET SALES                                                       $  54,411,055      $  15,114,237      $  6,362,132

COST OF SALES                                                       36,562,624         10,427,563         4,338,492
                                                              ------------------ ------------------ ---------------

GROSS PROFIT                                                        17,848,431           4,686,674        2,023,640

OPERATING EXPENSES:
Selling, general, and administrative                                16,940,243           5,160,642        1,972,201
Restructuring costs                                                   1,031,011
                                                              -----------------

    Total operating expenses                                        17,971,254           5,160,642        1,972,201
                                                              ------------------ ----------------------------------

OPERATING (LOSS) INCOME                                                (122,823)          (473,968)           51,439

INTEREST EXPENSE, net                                               (1,104,115)           (240,112)        (105,515)

OTHER EXPENSE                                                          (115,716)           (30,304)
                                                              -------------------------------------

LOSS BEFORE INCOME TAX PROVISION                                    (1,342,654)           (744,384)          (54,076)

INCOME TAX PROVISION                                                    (41,000)
                                                              ------------------

LOSS BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE                                 (1,383,654)           (744,384)          (54,076)

CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING FOR START-UP
  ACTIVITIES                                                                                                 (62,000)
                                                              -------------------------------------------------------

NET LOSS                                                        $  (1,383,654)     $     (744,384)    $   (116,076)
                                                              =================  ================== ===============

-----------------------------------------------------------------------------------------------------------------------
FOR THE YEARS
ENDED JUNE 30, 2000, 1999, AND 1998

                                                       Series A convertible          Series B convertible                                              Additional                  Net
                                                         preferred stock               preferred stock                 Common stock             paid-in       Accumulated     stockholders'
                                                      Shares         Amount         Shares         Amount           Shares       Amount         capital         deficit          equity
BALANCE, July 1, 1997                                    573,530       $189,286                          $  -        2,204,727      $2,205        $ 463,609      $ (75,041)        $ 580,059
                                                                                             -
Issuance of common stock in
  business acquisitions                                                                                              2,543,333       2,543        1,904,957                        1,907,500
Issuance of Series B-1 preferred stock
  in business acquisition                                                              320,001        400,000                                                                        400,000
Issuance of common stock                                                                                             1,417,855       1,418          918,337                          919,755
Repurchase of common stock                                                                                           (327,380)                     (38,958)                         (39,285)
                                                                                                                                     (327)
Repurchase of Series A preferred stock                  (16,807)        (5,715)
                                                                                                                                                                                     (5,715)
Net loss                                                                                                                                                         (116,076)        (116,076)
                                                   ------------------------------------------------------------------------------------------------------------------------  ---- ---------
BALANCE, July 1, 1998 (as restated, Note 12)             556,723        183,571        320,001        400,000        5,838,535       5,839        3,247,945       (191,117)        3,646,238
Issuance of Series B-2 preferred stock                                                 621,500        621,500                                                                        621,500
Exercise of Series B-2 preferred stock warrants
                                                                                        88,875            889                                                                            889
Issuance of common stock in business
  acquisitions                                                                                                         150,000                      149,850                          150,000
                                                                                                                                       150
Issuance of common stock                                                                                               161,533                      142,863                          143,025
                                                                                                                                       162
Repurchase of common stock                                                                                         (1,560,000)     (1,560)      (1,193,440)                      (1,195,000)
Net loss                                                                                                                                                         (744,384)        (744,384)
                                                   ------------------------------------------------------------------------------------------------------------------------  ---- ---------
BALANCE, June 30, 1999 (as restated, Note 12)            556,723        183,571      1,030,376      1,022,389        4,590,068       4,591        2,347,218       (935,501)        2,622,268
Repurchase of Series A preferred stock                  (11,905)       (10,417)                                                                                                     (10,417)
Issuance of Series B-3 preferred stock, net
  of costs                                                                             530,321        904,360                                                                        904,360
Issuance of common stock                                                                                               349,682                      436,753                          437,103
                                                                                                                                       350
Repurchase of common stock                                                                                         (1,392,666)     (1,393)      (1,277,191)                      (1,278,584)
Exercise of stock options                                                                                              315,158                                                        41,600
                                                                                                                                       315           41,285
Series C preferred stock dividends and
  accretion                                                                                                                                                       (955,481)        (955,481)
Net loss                                                                                                                                                       (1,383,654)       (1,383,654)
                                                   ------------------------------------------------------------------------------------------------------------------------      -----------
BALANCE, June 30, 2000                                 544,818       $173,154        1,560,697      1,926,749        3,862,242    $3,863          1,548,065     (3,274,636)      $ 377,195
                                                   ============= ==  ==========      =========      =========        ========= == ========        =========     ===========  ==  =========

PRIMESOURCE SURGICAL, INC. AND SUBSIDIARIES

7
-----------------------------------------------------------------------------------------------------------------------
FOR THE YEARS
ENDED JUNE 30, 2000, 1999, AND 1998

                                                                      2000              1999               1998

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                         $  (1,383,654)    $     (744,384)    $   (116,076)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization                                       1,198,125            395,903            97,688
  Amortization of debt discount
                                                               12,381            13,507             4,502
  Loss on sale of subsidiary
                                                               731,947           41,594
  Increase in fair value of put warrants
                                                               124,000
Changes
in operating assets and liabilities, net of effect of business acquisitions and dispositions:

    Accounts receivable                                                (856,749)          (686,703)          (13,303)
    Inventories                                                        (555,764)          (632,632)        (388,494)
    Income tax receivable                                              (836,116)
    Prepaid expenses and other current assets                          (145,312)           (20,474)           14,785
    Other assets                                                                          (252,582)          (66,606)
    Accounts payable                                                  2,651,440        (2,040,155)          367,040
    Accrued expenses                                                 (1,502,609)         1,621,935            92,634
                                                               -----------------------------------------------------

      Net cash used in operating activities                            (562,311)       (2,303,991)            (7,830)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets                                               (606,385)           (22,364)        (232,344)
Proceeds from sale of subsidiary
                                                               198,130
Purchase price refunded (cash paid) for business
  acquisitions, net
                                                               945,000               (17,046,400)       (1,610,163)
Acquisition of other assets                                            (210,444)
                                                               -----------------

      Net cash provided by (used in) investing activities
                                                               326,301               (17,068,764)       (1,842,507)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under line of credit
                                                               698,453                   5,129,640        1,329,621
Proceeds from long-term debt                                                             4,032,380          900,000
Repayment of long-term debt                                            (900,000)                        (1,306,135)
Repayment on capital leases
                                                               (41,716)                    (57,767)          (35,192)
Proceeds from issuance of common stock
                                                               200,000                     143,025          919,755
Proceeds from issuance of preferred stock, net of costs
                                                               904,360                 11,772,389
Proceeds from the exercise of options
                                                               41,600
Stock repurchases                                                    (1,089,001)       (1,195,000)           (45,000)
                                                               ------------------------------------ -----------------

      Net cash (used in) provided by financing activities              (186,304)       19,824,667         1,763,049
                                                               ------------------------------------ ---------------

-----------------------------------------------------------------------------------------------------------------------
FOR THE YEARS ENDED JUNE 30, 2000, 1999, AND 1998 (Continued)

                                                                      2000              1999               1998

NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                                           $    (422,314)    $      451,912     $     (87,288)

CASH AND CASH EQUIVALENTS,
  beginning of year
                                                               ----------        ------------
                                                               549,004           97,092                     184,380
                                                               ---------         --------           ---------------

CASH AND CASH EQUIVALENTS, end of year                           $      126,690    $      549,004     $      97,092
                                                               ==================================== ===============

SUPPLEMENTAL
DISCLOSURES OF CASH FLOW INFORMATION Cash paid during the year for:

    Interest                                                     $   1,023,288     $      221,260     $     113,167
                                                               ================= ================== ===============
                                                                 $   1,220,582     $                  $
                                                                ================ ==============     ===
    Income taxes                                                                 -                  -
                                                               =                 ========           =

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
  During the years ended June 30, 2000, 1999, and 1998, the Company acquired entities in transactions summarized as follows:

                                                                      2000              1999               1998

    Fair value of assets acquired,
      including transaction costs                                $      594,089    $  21,464,702      $  5,705,928
    Issuance of common stock                                           (237,107)          (150,000)     (1,907,500)
    Issuance of Series B preferred stock                                                                   (400,000)
    Cash paid in business acquisition, net of refund                                                    (1,610,163)
                                                               ----------                            --------------
                                                               945,000               (17,046,400)
                                                               ---------         -----------------

      Liabilities assumed                                        $   1,301,982     $    4,268,302     $  1,788,265
                                                               ================= ================== ==============
During fiscal 1998, the Company issued a promissory note with detachable warrants. The estimated fair value of the warrants was allocated to the promissory note as a debt discount (Note 5). During fiscal 2000, the Company reacquired 160,000 of its common shares, valued at $200,000, as partial consideration for the sale of a subsidiary.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-----------------------------------------------------------------------------------------------------------------------

FOR THE YEARS ENDED JUNE 30, 2000, 1999, AND 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - PrimeSource Surgical, Inc. (formerly Tucson Medical, Inc.) (the Company), a Delaware corporation formed in May 1996, markets and distributes surgical instruments and devices throughout the United States.
Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation - The consolidated financial statements include the accounts of PrimeSource Surgical, Inc. and its wholly owned subsidiaries: Midwest Surgical, Inc.; Healthcare Technology Delivery, Inc.; Futuretech of Maryland, Inc.; Futuretech of Washington, Inc.; and Bimeco, Inc. All intercompany balances and transactions have been eliminated.
Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity date of three months or less at purchase to be cash equivalents.

Concentrations of Credit Risk - The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of accounts receivable. The Company primarily sells to hospitals and other healthcare providers, and ongoing customer credit evaluations are performed with respect to the Company’s customers. Collateral is generally not required.

Inventories - Inventories consist of finished goods and are stated at the lower of cost (first-in, first-out method) or market.
Property, Plant, and Equipment - Property, plant, and equipment are recorded at cost. Depreciation and amortization have been provided using the straight-line method over estimated useful lives, generally five to ten years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

Long-Lived Assets - The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standard (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances that indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets to determine whether or not an impairment to such value has occurred and has determined that there was no impairment at June 30, 2000.

Intangible Assets - Intangible assets consist primarily of goodwill which is being amortized on a straight-line basis over 20 years. The Company assesses the recoverability of goodwill periodically by determining whether the amortization of the balance over its remaining useful life can be recovered through projected undiscounted future operating cash flows. The Company has determined that there was no impairment at June 30, 2000. The Company evaluates other intangible assets pursuant to SFAS No. 121.

Other Assets - Other assets consist principally of deposits and deferred financing costs.
Revenue Recognition - The Company recognizes revenue at the time of shipment and passage of title. Provision is made currently for estimated sales returns and allowances, which have historically been insignificant.

Income Taxes - The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, income taxes are recognized for: (a) the amount of taxes payable or refundable for the current year, and (b) deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Stock-Based Compensation - The Company accounts for stock-based awards to employees, using the intrinsic-value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

Financial Statements - Pursuant to SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets at June 30, 2000 and 1999. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the relatively short period of time between origination of the instruments and their expected realization or the variable interest rate nature of such instruments.

Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income - The Company has adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for the reporting of comprehensive income and its components. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from nonowner sources. There was no difference between net loss and comprehensive loss for any year presented.

Cumulative Effect of Change in Accounting Principle - The Company elected to adopt early the provisions of Statement of Position (SOP) No. 98-5, Reporting on the Costs of Start-up Activities. This statement requires costs of start-up activities, including organization costs, to be expensed as incurred. As required by this statement, the effect on prior years of the initial application of the statement was recorded as a cumulative effect of a change in accounting principle. The adoption of SOP No. 98-5 resulted in the Company recording a charge in 1998 of $62,000 for the write-off of certain assets.

Recently Issued Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative and Hedging Activities. SFAS No. 133 establishes new accounting and reporting standards for derivative financial instruments and for hedging activities. SFAS No. 133 requires the Company to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on the Company’s rights or obligations under the applicable derivative contract. The Company will adopt SFAS No. 133 no later than the first quarter of fiscal year 2001. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its financial position or results of operations.

In March 2000, the FASB issued FASB Interpretation No. 44 (FIN 44), Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25. FIN 44 clarifies the application of Opinion No. 25 for: (a) the definition of employee for purposes of applying Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 became effective July 1, 2000 but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. The Company does not expect that the adoption of FIN 44 will have a material impact on its financial position or results of operations.

In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) 101, Revenue Recognition in Financial Statements. Implementation of SAB 101, which was delayed by the issuance of SAB 101A on March 27, 2000, and SAB 101B on June 26, 2000, is required by the fourth quarter of fiscal 2001. The Company does not expect that the adoption of SAB 101 will have a material impact on its financial position or results of operations.

Reclassifications - Certain reclassifications have been made to the 1999 and 1998 consolidated financial statements to conform to the 2000 presentation.

2. ACQUISITIONS/DISPOSALS

Effective March 1, 1999, the Company acquired an entity for $196,400, of which $46,400 was paid in cash and $150,000 was paid by issuing 150,000 shares of the Company’s common stock with an estimated fair value of $1.00. Total goodwill arising from this transaction was $166,234 and is being amortized over 20 years. The acquisition was accounted for using the purchase method of accounting, and the operating results have been included in the Company’s financial statements from the date of acquisition.

Effective June 14, 1999, the Company acquired four entities from a single seller for a cash payment of $17,000,000, subject to adjustment based on final net asset valuations. During fiscal 2000, the Company received a $1,250,000 refund of the purchase price which, net of incremental costs and adjustments to net assets acquired, resulted in a $153,830 reduction of goodwill. Total goodwill arising from this transaction was $13,178,836 and is being amortized over 20 years. The acquisition was accounted for using the purchase method of accounting with the results of operations of the acquired entities being included in the accompanying statements of operations from the date of the acquisition.

Effective April 1, 2000, the Company acquired an entity for $405,000, of which $305,000 was paid in cash and $100,000 is recorded as a payable based on the holdback provision of the agreement. Total goodwill arising from this transaction was $205,602 and is being amortized over 20 years. The acquisition was accounted for using the purchase method of accounting with the results of operations of the acquired entity being included in the accompanying statements of operations from the date of acquisition.

Effective June 30, 2000, the Company disposed of an entity for $398,130, of which $198,130 was received in cash and $200,000 was received as 160,000 shares of the Company’s own stock with an estimated fair value of $1.25 per share. The Company recorded a net loss of $731,947 as a result of this transaction.

        Property, plant, and equipment consist of the following at June 30:

                                                                                                   2000             1999

                Office equipment                                                              $     489,486     $  187,291
                Furniture and fixtures                                                              408,326         148,761
                Machinery and equipment                                                             196,898         216,943
                Autos                                                                                 30,216          30,216
                Leasehold improvements                                                                75,913          27,485
                                                                                            --------------------------------

                                                                                                  1,200,839         610,696
                Less accumulated depreciation and amortization                                     (334,562)        (92,167)
                                                                                            ----------------- --------------

                Net property, plant, and equipment                                            $     866,277     $  518,529
                                                                                            ================= ============

4. LINE OF CREDIT

The Company has a line of credit agreement with a bank which allows for maximum borrowings up to the lessor of $12,000,000 or 80% of eligible accounts receivable and 45% of eligible inventories. As of June 30, 2000, total borrowing availability was approximately $8,100,000 of which $7,157,714 was outstanding. Amounts due under the credit agreement bear interest at the bank’s prime rate (9.5% at June 30, 2000) plus 0.75% per annum. Borrowings are collateralized by substantially all assets of the Company and are payable upon maturity in June 2003.

The credit agreement contains various restrictive financial covenants relating to capital expenditures, leverage ratios, and earnings levels, with which the Company was either in compliance with or had received applicable waivers for noncompliance as of June 30, 2000.

5. LONG-TERM DEBT

In June 1999, the Company refinanced an obligation with its bank, increasing the total borrowings to $5,000,000. The borrowings are collateralized by substantially all of the Company’s assets and bear interest at the bank’s prime rate (9.5% at June 30, 2000) plus 0.75% per annum. The promissory note was originally issued with detachable put warrants to purchase 378,969 shares of the Company’s common stock at $0.75 per share. The estimated fair value of the warrants, $143,000 (determined using the Black-Scholes option-pricing model using a zero-dividend yield, a volatility of 50%, an option life of five years, and an interest rate of 5.5%), was allocated to the promissory note as a debt discount, which is being amortized using the effective interest method over the five-year term of the promissory note. Amortization of the debt discount totaled approximately $28,500, $28,500 and $4,500 for the years ended June 30, 2000, 1999 and 1998, respectively.

Additionally, the holder of the put warrants has the right to require the Company to repurchase any unexercised warrants through February 2003 at the difference between the warrants’ exercise price and the fair market price of the stock at the date of repurchase. The estimated fair value of the warrant put obligation was $267,000 and $143,000 as of June 30, 2000 and 1999, respectively. Changes in such fair value are included in other income (expense) in the accompanying consolidated financial statements.

Aggregate principal payments on the long-term debt, net of unamortized debt discount, as of June 30, 2000 are as follows:
                       2001                 $  1,150,003
                       2002                     1,331,429
                       2003                     1,505,958
                                          ---------------

                                            $  3,987,390
                                          ==============

6. CAPITAL STOCK

Preferred Stock Issuances - In October 1996, the Company issued Series A convertible preferred stock (Series A) at $0.34 per share. Series A is convertible at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, initially a 1:1 ratio, subject to adjustment. Series A automatically converts to common shares upon an initial public offering of the Company’s common stock of at least $7,000,000. The holders of Series A are entitled to vote with the holders of common stock on an as-converted basis. Dividends on the Series A are noncumulative at a rate of $0.027 per share of Series A per annum, payable when, as, and if declared. The Series A has a liquidation preference of $0.34 per share increased by any declared and unpaid dividends. As of June 30, 2000, total Series A shares outstanding were 544,818 with an aggregate liquidation preference of $185,000. The Series A is ranked senior to the Company’s common stock with respect to dividend distributions and distributions on liquidation.

In June 1998, the Company issued Series B-1 convertible preferred stock (Series B-1) at $1.25 per share. Series B-1 is convertible at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, initially a 1:1 ratio, subject to adjustment. Series B-1 automatically converts to common shares upon an initial public offering of the Company’s common stock of at least $7,000,000. The holders of Series B-1 are entitled to vote with the holders of common stock on all matters on an as-converted basis. Dividends on the Series B-1 are noncumulative at a rate of $0.10 per share of Series B-1 per annum, payable when, as, and if declared. Series B-1 has a liquidation preference of $1.25 per share increased by any declared and unpaid dividends. As of June 30, 2000, total Series B-1 shares outstanding were 320,001 with an aggregate liquidation preference of $400,001. The Series B-1 is ranked senior to the Company’s common stock and Series A stock with respect to dividend distributions and distributions on liquidation.

In October 1998, the Company issued Series B-2 convertible preferred stock (Series B-2) for $1.00 per share. Series B-2 is convertible at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, initially a 1:1 ratio, subject to adjustment. Series B-2 automatically converts to common shares upon an initial public offering of the Company’s common stock of at least $7,000,000. The holders of Series B-2 are entitled to vote with the holders of common stock on an as-converted basis. Dividends on the Series B-2 are noncumulative at a rate of $0.10 per share of Series B-2 per annum, payable when, as, and if declared. Series B-2 has a liquidation preference of $1.00 per share increased by any declared and unpaid dividends. As of June 30, 2000, total Series B-1 shares outstanding were 710,375 with an aggregate liquidation preference of $710,375. The Series B-2 is ranked senior to the Company’s common stock, Series A, and Series B-1 stock with respect to dividend distributions and distributions on liquidation.

In November 1999, the Company issued Series B-3 convertible preferred stock (Series B-3) for $1.75 per share. Series B-3 is convertible at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, initially a 1:1 ratio, subject to adjustment. Series B-3 automatically converts to common shares upon an initial public offering of the Company’s common stock of at least $7,000,000. The holders of Series B-3 are entitled to vote with the holders of common stock on all matters submitted to a vote of the holders of common stock, including the election of directors. Series B-3 has a liquidation preference of $1.75 per share increased by any unpaid dividends. Dividends on the Series B-3 are cumulative from the date of issuance and accumulate at an annual rate equal to the liquidation preference times 8%, but are only payable in the event of a liquidation of the Company. As of June 30, 2000, total Series B-1 shares outstanding were 530,321 with an aggregate liquidation preference of $971,061 (including cumulative dividends of approximately $43,000). The Series B-3 is ranked senior to the Company’s common stock, Series A, Series B-1, and Series B-2 stock with respect to dividend distributions and distributions on liquidation. Series B-3 is ranked in parity with the Company’s Series C stock with respect to dividend distributions and distributions on liquidation.

In June 1999, the Company issued 8,920,000 shares of Series C convertible, redeemable preferred stock (Series C) for $1.25 per share, resulting in proceeds of $11,150,000, less $158,881 of direct costs. Series C is convertible at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, initially a 1:1 ratio, subject to adjustment. Series C automatically converts to common shares upon an initial public offering of the Company’s common stock of at least $25,000,000. The Series C further provides for mandatory redemption by the Company of all outstanding shares as of June 3, 2005 at the liquidation preference. The holders of Series C are entitled to vote with the holders of common stock on an as-converted basis. Series C has a liquidation preference of $1.25 per share increased by any unpaid dividends. Dividends on the Series C are cumulative from the date of issuance and accumulate at an annual rate equal to the liquidation preference times 8%, payable in the event of a redemption of the shares or a liquidation of the Company. Due to the redemption feature, the Series C has been excluded from stockholders’ equity. Additionally, as of June 30, 2000, the carrying value of the Series C has been increased for accumulated dividends and accretion of issuance costs aggregating $955,481. The Series C is ranked senior to the Company’s common stock, Series A, Series B-1, and Series B-2 stock, with respect to dividend distributions and distributions on liquidation. Series C is ranked in parity with the Company’s Series B-3 stock with respect to dividend distributions and distributions on liquidation.

Common Stock Issuances - In September 1997, the Company completed a private placement of 718,185 shares of its common stock, yielding net proceeds of $395,000.

In February 1998, the Company completed a private placement of 699,670 shares of its common stock, yielding net proceeds of $524,755. In October 1998, the Company completed a private placement of 74,033 shares of its common stock, yielding proceeds of $55,525.
In March 1999, the Company completed a private placement of 87,500 shares of its common stock, yielding proceeds of $87,500.

In July 1999, the Company issued 315,158 shares of its common stock pursuant to stock option exercises of two employees.
In September 1999, the Company completed a private placement of 160,000 shares of its common stock, yielding proceeds of $200,000. Additionally, the Company issued 189,682 shares of its common stock; with an estimated fair market value of $237,103, as additional consideration for an entity acquired in June 1998.

Stock Repurchases - During the year ended June 30, 1998, the Company repurchased 327,380 shares of its common stock that were owned by a former Board member in exchange for a cash payment of $39,285.

During the year ended June 30, 1998, the Company repurchased 16,807 shares of its Series A preferred stock that were owned by a former Board member in exchange for a cash payment of $5,715.

In June 1999, the Company repurchased 1,560,000 shares of its common stock that were owned by a former Board member in exchange for a cash payment of $1,195,000.

In July 1999, the Company repurchased 11,905 shares of its Series A preferred stock that were owned by a former employee in exchange for a cash payment of $10,417.

During the year ended June 30, 2000, the Company repurchased a total of 1,232,666 shares of its common stock that were owned by former employees in exchange for cash payments totaling $1,078,584.

In June 2000, the Company received 160,000 shares of its common stock, valued at $200,000, as partial consideration for the disposal of a subsidiary (Note 2).

7. STOCK OPTIONS AND WARRANTS

Stock Options - In January 1997, the Company adopted a stock option plan (the 1997 Plan) for the grant of stock options and other awards to certain officers, key employees, or other persons affiliated with the Company. The maximum number of shares of common stock that may be issued pursuant to the 1997 Plan is 1,500,000. Options have been granted with an exercise price not less than the estimated fair market value of the underlying common stock and vest immediately. The options may be exercised at any time and generally expire ten years from the date of grant.

Warrants - During the years ended June 30, 1999 and 1998, the Company granted to two employees warrants to purchase 85,714 (at $0.88 per share) and 100,000 (at $0.75 per share) shares of the Company’s common stock, respectively, which the Board of Directors deemed to be the fair value of the stock at the date of grant. The warrants vested immediately and expire in February 2003.

In connection with a private placement of its Series B stock, the Company issued warrants to purchase 88,875 shares of Series B stock at $0.01 per share. In December 1998, the warrants were exercised.

Additionally, as discussed in Note 5, the Company issued detachable warrants to purchase 378,969 shares of the Company’s common stock at $0.75 per share. The warrants vested immediately and expire in 2003.

Changes in shares under options and warrants, all of which are exercisable, for the years ended June 30, 2000, 1999, and 1998 are as follows:

                                                           Options                        Warrants
                                                ------------------------------- ------------------------------
                                                                   Weighted-                      Weighted-
                                                                    average                        average
                                                    Shares         exercise         Shares         exercise
                                                  outstanding        price        outstanding       price

Balance, July 1, 1997
                                                315,158            $  0.13      -                  $  -
Grants                                                                              478,969
                                                -------                          ------------
                                                544,855            $  0.78                         $  0.75
                                                ---------                       -

Balance, July 1, 1998
                                                860,013            $  0.54            478,969      $  0.75
Grants
                                                197,667            $  0.78            174,589      $  0.44
Canceled
                                                (133,750)          $  0.97
Exercised                                                                           (88,875)       $  0.01
                                                ---------------------           -------------

Balance, June 30, 1999
                                                923,930            $  0.58          564,683        $  0.77
Grants
                                                1,629,950          $  1.31
Canceled
                                                (181,000)          $  1.16
Exercised
                                                ------                           --------------
                                                (315,158)          $  0.13
                                                ----------                      -              --

Balance, June 30, 2000                                                              564,683
                                                =====                            ============
                                                2,057,722          $  1.21                         $  0.77
                                                ===========                     =
The weighted-average fair value of option grants in fiscal 1998, 1999, and 2000 was $122,000, $68,000, and $1,020,000, respectively Outstanding stock options at June 30, 2000 consist of the following:
                                           Options                                      Warrants
                        ---------------------------------------------- --------------------------------------------
                                           Weighted-                                    Weighted-
                                            average                                      average
            Range                          remaining      Weighted-                     remaining      Weighted-
              of                          contractual      average                     contractual      average
           exercise                          life         exercise                         life        exercise
            prices          Shares        (in years)        price         Shares        (in years)       price

      $0.75 - $1.00
                        558,772                  7.4        $ 0.78          564,683            3.0       $ 0.77
      $1.25 - $1.75
                        -----                                           ------------  --
                        1,498,950              9.2        $   1.37
                        -----------                                    -            --

                                                                           564,683
                        =====                                           ============
                        2,057,722              8.8                                          3.0
                        ===========                                    =
SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost based on the fair value of employee stock option grants. The Company has chosen to continue to account for employee option and warrant grants using intrinsic value under APB Opinion No. 25. Accordingly, no compensation expense has been recognized for employee stock option and warrant grants. Had compensation expense for the employee stock option and warrant grants been determined based on the fair value at the grant dates, consistent with SFAS No. 123, the Company’s net loss for the years ended June 30, 2000, 1999, and 1998 would have been increased to the pro forma amounts indicated below:

                                                               2000             1999             1998

                     Net loss:
                       As reported                        $  (1,383,654)    $  (744,384)     $  (116,076)
                       Pro forma                              (1,523,459)       (829,056)        (266,406)
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model, with the following weighted-average assumptions: zero dividend yield, expected volatility of zero, risk-free interest rate of 6%, and expected lives of 10 years.

8. INCOME TAXES

The provision for income taxes for the years ended June 30, 2000, 1999 and 1998 is based on the following components:
                                                                   2000            1999           1998

                     Current income taxes:
                                                               $     41,000    $               $
                       State                                                 -               -

                     Deferred income taxes:
                       Federal                                      248,400        169,400         22,700
                       State                                                                         5,100
                                                             ---------                        ------------
                                                             49,200                  30,900
                                                             --------        --------------

                                                                    297,600        200,300         27,800
                     Change in valuation allowance                 (297,600)     (200,300)       (27,800)
                                                             ------------------------------  ------------

                                                               $     41,000    $               $
                                                              =========================      ===
                                                                             -               -

A reconciliation of the provision for income taxes to the amount of income tax expense that would result from applying the federal statutory rate (35%) to income before provision for income tax is as follows:

                                                                 2000             1999            1998

            Income tax benefit at statutory rate             $  (469,900)     $  (252,900)    $  (40,600)
            Nondeductible warrants                                  43,400
            State tax expense, net of federal benefit               26,600         (20,100)        (2,700)
                                                                    29,600
            Meals and entertainment                                  5,700                    4,200
                                                                    79,000
            Nondeductible goodwill                                  67,000                 10,300
            Change in valuation allowance                         297,600          200,300         27,800
            Other                                                   34,700                           1,000
                                                           -----------------------------------------------

                                                             $     41,000     $               $
                                                            =============== ===========     ==========
                                                                            -               -
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows at June 30, 2000 and 1999:

                            Current:
                              Accrued vacation                            $      25,900     $        9,800
                              Inventory valuation adjustment                    736,400         1,016,300
                              Bad debt reserve                                  175,100           248,600
                              State taxes                                        (51,000)          (68,500)
                              Other                                               83,400            63,600
                                                                        ----------------------------------

                                                                                969,800         1,269,800

                                                                               2000              1999

                            Long-term:
                              Depreciation and amortization               $       (2,900)   $      40,900
                              State taxes                                        (51,400)          (16,600)
                              Capital loss carryforward                         300,100
                              Net operating loss carryforward                   660,700           284,600
                                                                        ----------------- ---------------

                                                                                906,500           308,900
                            Valuation allowance                             (1,876,300)       (1,578,700)
                                                                        ----------------  ---------------

                                                                          $                 $
                                                                        -                 -
At June 30, 2000, the Company has federal and state tax loss carryforwards of approximately $1,590,000 and $1,725,000, respectively, which will begin to expire in fiscal year 2017 and 2002, respectively. The Company also has a federal capital loss carryforward of approximately $732,000, which will begin to expire in fiscal 2005.

A full valuation allowance has been provided against the Company’s deferred tax assets as of June 30, 2000 and 1999, as it is more likely than not that sufficient taxable income will not be generated to realize these temporary differences. Any future reduction of the valuation allowance established at the dates of the acquisitions (Note 2) will reduce goodwill related to such acquisition.

9. COMMITMENTS AND CONTINGENCIES

Leases - The Company leases office space and certain computer equipment and software under capital and noncancelable operating leases. Rent expense for the years ended June 30, 2000, 1999, and 1998 was $475,037, $100,940, and $47,862, respectively. Minimum annual lease payments under capital and noncancelable operating leases are as follows:

                                                                                 leases           leases

                       Year ending June 30:
                         2001                                                  $  34,338      $     230,795
                         2002                                                        9,419          214,416
                         2003                                                        6,304          208,037
                         2004                                                        4,155          204,835
                         2005                                                        2,005          151,290

                         Thereafter                                                                  6,784
                                                                                      -              -----

                       Total minimum lease payments                                56,220      $  1,016,157
                                                                                             ==============
                       Amount representing interest                              (14,021)
                                                                             ------------

                       Present value of future minimum lease payments              42,199
                       Less current portion of capital lease obligations         (29,869)
                                                                             ------------

                                                                               $  12,330
                                                                             ===========
Litigation - The Company is involved in litigation incidental to its business. Management does not believe the ultimate disposition of this litigation will have a material adverse effect on the Company’s financial statements.

10. RESTRUCTURING

In fiscal 2000, the Company approved plans for a major restructuring of its operations (the Plan), with the goal of centralizing distribution facilities, eliminating unprofitable divisions, and reducing costs. The aggregate costs of the Plan included a loss of $732,000 from the sale of a division, facility closure and lease termination costs of $24,000, employee severance and related costs of $258,000, and professional service fees directly related to the above of $17,000. As of June 30, 2000, remaining accrued restructuring costs amounted to approximately $65,000. The Plan was substantially completed in the first quarter of fiscal 2001.

11. SUBSEQUENT EVENTS

In August 2000, the Company completed a private placement of 2,135,000 shares of the Company’s Series C redeemable, convertible preferred stock yielding proceeds of approximately $2,669,000.

In November 2000, the Company entered into an agreement to be acquired by Luxtec Corporation, a public company, in a stock-for-stock exchange. The transaction is intended to be accounted for as a reverse merger with Luxtec being the surviving legal entity and PrimeSource being considered the acquirer from an accounting perspective.

* * * * * *